UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Earliest Event Reported): May 25, 2016

CYTRX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-15327 (Commission File Number)	58-1642740 (I.R.S. Employer Identification No.)
11726 San Vicente Boulevard, Suite 650 Los Angeles, California (Address of Principal Executive Offices)	90049 (Zip Code)

(310) 826-5648
(Registrant's Telephone Number, Including Area Code)

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.
On May 25, 2016, CytRx Corporation ("we," "our," "us," "CytRx," or the "company") issued for the benefit of the claimants in the matter of In Re CytRx Securities Litigation (United States District Court, Central District of California, Case No. CV 14-1956-GHK (PSWx)), a total of 1,561,578 shares of our common stock. The shares, which constituted approximately 2.3% of the shares of common stock outstanding prior to the issuance, were issued pursuant to the Court's judgment and order granting final approval of the previously announced settlement of this matter. For purposes of this settlement, the shares were valued at an aggregate of $4.5 million based upon the $2.8817 volume-weighted average price per share of our common stock over the 15 consecutive trading days ended May 17, 2016.
The shares were issued without registration under the Securities Act of 1933, as amended, pursuant to the exemption from registration afforded by Section 3(a)(10) of the Securities Act of 1933, as amended, as they were issued in accordance with the views expressed in the Securities and Exchange Commission's Revised Staff Legal Bulletin No. 3 (CF). These shares are not "restricted securities" in the hands of the holders (other than any "affiliates" of our company) and are freely tradable, subject to a limitation on daily sales for a specified period set forth in the stipulation of settlement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
CYTRX CORPORATION

Date: May 27, 2016	By: /s/ JOHN Y. CALOZ
Name: John Y. Caloz
Title: Chief Financial Officer